Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2016 relating to the financial statements, which appears in GeoPark Limited’s Annual Report on Form 20-F for the year ended December 31, 2015.

/s/PRICE WATERHOUSE & CO. S.R.L.

By /s/ Carlos Martín Barbafina	(Partner)
Carlos Martín Barbafina

Autonomous City of Buenos Aires, Argentina

October 28, 2016